Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended September			Year-to-Date September
	2010	2009	Change	2010	2009	Change

Consolidated Earnings Per Share–
As Reported (See Notes)	$0.98	$0.99	$(0.01)	$2.20	$1.77	$0.43

Significant Factors:
Traditional Operating Companies			0.04			0.34
Southern Power			(0.01)			(0.03)
Parent Company and Other			-			0.23
Additional Shares			(0.04)			(0.11)
Total–As Reported			$(0.01)			$0.43

	Three Months Ended September			Year-to-Date September
	2010	2009	Change	2010	2009	Change

Consolidated Earnings Per Share–
Excluding Items (See Notes)	$0.98	$0.99	$(0.01)	$2.20	$2.02	$0.18

Total–As Reported			(0.01)			0.43
MC Asset Recovery Litigation Settlement			-			(0.25)
Total–Excluding Items			$(0.01)			$0.18

Notes
-  For the three months and nine months ended September 30, 2010 and 2009, dilution does not change basic earnings per share by more than 1 cent and is not material.

-  The charge related to Southern Company's MC Asset Recovery litigation settlement significantly impacted the presentation of earnings and earnings per share for the nine months ended September 30, 2009, and significant charges related to the Mirant spin-off are not expected to occur in the future.

-  Certain prior year data has been reclassified to conform with current year presentation.

-  Information contained in this report is subject to audit and adjustments.  Certain classifications may be different from final results published in the Form 10-Q.